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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion of our report, dated March 9, 1999, with respect to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Report on Form 8-k of AT&T Corp., dated March 28, 2001.


                                                     /s/ KPMG LLP
                                                     ----------------
                                                     KPMG LLP


Denver, Colorado
March 28, 2001